Exhibit 99.1

3020 Old Ranch Parkway, Suite 400

Seal Beach, California 90740 USA

562.493.2804   fax: 562.546.0097

www.cleanenergyfuels.com

Contact:

ICR, Inc.

Ina McGuinness

310.954.1100

CLEAN ENERGY REPORTS

SECOND QUARTER 2009 FINANCIAL RESULTS

•                  Gallons Sold Increases 28% Over Prior Period To 23.7 Million Gallons

•                  Gross Margins Improve $3.1 Million Over First Quarter 2009

Seal Beach, Calif. - August 10, 2009 - Clean Energy Fuels Corp. (NASDAQ: CLNE) today announced its operating results for the second quarter and six months ended June 30, 2009.

Gasoline gallon equivalents (Gallons) delivered during the second quarter of 2009 totaled 23.7 million, up 28% from 18.5 million Gallons in the same period a year ago.  On a sequential basis, Gallons sold rose 30%.  For the first six months of 2009, volume increased 16% to 42.0 million Gallons, compared with 36.1 million Gallons in the first six months of 2008.  Gallons include the Company’s sales of CNG, LNG, and biomethane and the Gallons associated with providing operations and maintenance services.

Revenue for the quarter ended June 30, 2009 totaled $27.9 million, compared with $33.8 million in the same period in 2008.  For the six months ended June 30, 2009, revenue totaled $58.1 million, compared with $63.8 million a year ago.  The reduction in revenue was primarily the result to lower natural gas commodity prices between periods, which reduced the natural gas commodity charges passed through by the Company to many of its customers.  The reduced commodity prices, however, also reduce the Company’s cost of sales, which helped the Company improve its gross margins during the quarter.  Gross margin increased to $11.7 million in the second quarter of 2009, up from $8.6 million in the first quarter of 2009.

Net loss for the second quarter of 2009 was $6.4 million, or $0.13 per share, compared with a net loss of $3.2 million, or $0.07 per share, in the second quarter of 2008.  For the first six months of 2009, net loss was $12.9 million, or $0.26 per share, compared to a net loss of $8.6 million, or $0.19 per share, in the first half of 2008.  The Company recorded non-cash charges of $2.2 million and $2.4 million, respectively, related to valuing its Series I warrants in the second quarter and first six months of 2009.  These charges contributed $0.04 and $0.05 per share, respectively, to the Company’s net loss in the periods presented.

Non-GAAP loss per share for the second quarter of 2009 remained unchanged from the second quarter of 2008 at $0.01. Non-GAAP loss per share for the first half of 2009 was $0.07, compared with $0.08 in the first half of 2008.  Non-GAAP EPS (or Non-GAAP loss per share) is described below and reconciled to the GAAP measure net income (loss).

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated, “We are very encouraged by the solid growth of our business in the second quarter, as we improved both our volumes and margins on a sequential and year-over-year basis.  The acquisition of four transit property operations and the commencement of our new sales agreement for our renewable landfill gas drove these results.  We are continuing to win contracts in several key markets, and we currently have 25 stations under construction or being upgraded as well as a very strong backlog.  Additionally, we are seeing tangible progress at the Ports of Los Angeles and Long Beach with their clean truck roll out, and we remain well-positioned to capitalize on this opportunity.

“With the equity raise we completed on July 1, we will have approximately $93 million of cash heading into the last half of the year.  This cash, combined with our increasing operating cash flow, should put us in good position financially to capitalize on the opportunities we see coming in our business,” concluded Littlefair.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with GAAP, the Company uses a non-GAAP financial measure called non-GAAP Earnings per Share (Non-GAAP EPS or Non-GAAP loss per share).

The Company uses this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons.  Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses that may not be indicative of our core business operating results and may help in comparing our current-period results with those of prior periods.  Management believes that they and investors benefit from referring to these non-GAAP financial measures in assessing Company performance and when planning, forecasting and analyzing future periods.  Management believes this non-GAAP financial measure is useful to investors because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) it is used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business.

The material limitations of Non-GAAP EPS are as follows:  Non-GAAP EPS is not a recognized term under GAAP and does not purport to be an alternative to earnings per share as an indicator of operating performance or any other GAAP measure.  Moreover, because not all companies use identical measures and calculations, the presentation of Non-GAAP EPS may not be comparable to other similarly titled measures of other companies.  These limitations are compensated for by using Non-GAAP EPS in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss), plus employee-related stock based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, the total of which is divided by the Company’s weighted average shares outstanding on a diluted basis. While the Company has not done so for the periods presented in this release, for future quarters, the Company may add back certain non-recurring significant expenditures or other significant non-cash charges incurred to calculate Non-GAAP EPS. As it relates to stock-based compensation, because of varying available valuation methodologies, the volatility of the expense depending on market forces outside of management’s control, subjective assumptions and the variety of award types that companies can use under FAS 123R, the Company’s management believes that providing Non-GAAP EPS excluding these charges provides helpful information for investors when evaluating the Company’s operating results (excluding the impact of these non-cash charges) over different periods of time.  The Company also believes excluding significant items not expected to recur in the foreseeable future and significant non-cash gains or losses provides investors with helpful information when assessing the Company’s underlying financial performance.

There are a number of limitations related to the use of Non-GAAP EPS versus EPS calculated in accordance with GAAP. First, non-GAAP EPS excludes stock-based compensation expenses that are recurring. Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in the Company’s business. Second, stock-based awards are an important part of the Company’s employees’ compensation and impact their performance.  Finally, the components of the costs that the Company excludes in its calculation of Non-GAAP EPS may differ from the components that its peer companies exclude when they report their results of operations. These limitations are compensated for by using non-GAAP EPS in conjunction with traditional GAAP EPS and other GAAP profitability measures. Management does not recommend placing undue reliance on this non-GAAP measure.

The table below shows Non-GAAP EPS and also reconciles these figures to the GAAP measure net income (loss):

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Net Income (Loss)	$(3,201,730)	$(6,376,766)	$(8,630,429)	$(12,870,813)
Employee Stock Based Compensation, Net of Tax Benefits	2,599,895	3,506,322	5,098,331	7,020,144
Mark-to-Market Loss on Series I Warrants	—	2,209,596	—	2,386,363
Adjusted Net Income (Loss)	(601,835)	(660,848)	(3,532,098)	(3,464,306)
Diluted Weighted Average Common Shares Outstanding	44,300,309	50,247,366	44,291,401	50,242,814
Non-GAAP Earnings (Loss) Per Share	$(0.01)	$(0.01)	$(0.08)	$(0.07)

Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern (1:30 p.m. Pacific).  The live call can be accessed from the U.S. by dialing (877) 407-4018, or by dialing (201) 689-8471 from outside the U.S.  A telephone replay will be available approximately two hours after the call concludes and will be available through Monday, August 24, 2009 by dialing (877) 660-6853 from the U.S., or (201) 612-7415 from international locations, and entering account number 3055 and conference ID number 328568.

There also will be a simultaneous webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be archived on the Company’s web site for 30 days.

About Clean Energy Fuels

Clean Energy is the leading provider of natural gas (CNG and LNG) for transportation in North America. It has a broad customer base in the refuse, transit, ports, shuttle, taxi, trucking, airport and municipal fleet markets, fueling more than 17,200 vehicles at 184 strategic locations across the U.S. and Canada. Clean Energy owns and operates two LNG production plants, one in Willis, Texas and one in Boron Calif., with combined capacity of 260,000 LNG gallons per day and designed to expand to 340,000 LNG gallons per day as demand increases. It also owns and operates a landfill gas processing facility in Dallas that produces renewable biomethane gas for delivery in the nation’s gas pipeline network.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the demand for products and services, primarily being the sale of CNG and LNG, the Company’s ability to fund future capital expenditures, the Company’s station construction projects and backlog, and our ability to continue to grow our business.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the acceptance of natural gas vehicles in fleet markets, the availability of natural gas vehicles, difficulties expanding operations outside the United States and Canada, the progress of the clean air plans at the Ports of Los Angeles and Long Beach, relaxation or waiver of fuel emission standards, the inability of fleets to access capital to purchase natural gas vehicles, the ability of our customers to finance or invest in natural gas fueling stations, the ability to raise capital through debt or equity offerings, our success in obtaining government grants or subsidies for alternative fuel providers, the unpredictability of the legislative process, construction and permitting delays at station construction projects, and the development of competing technologies that are perceived to be cleaner and more cost-effective than natural gas.  The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.  Additionally, the Company’s Form 10-K filed on March 16, 2009 and its Rule 424B5 Prospectus Supplement filed on June 26, 2009 with the SEC (www.sec.gov) contain risk factors which may cause actual results to differ materially from the forward-looking statements contained in this press release.

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

December 31, 2008 and June 30, 2009

Unaudited

	December 31, 2008	June 30, 2009
Assets
Current assets:
Cash and cash equivalents	$36,284,431	$19,775,730
Restricted cash	2,500,000	2,500,000
Accounts receivable, net of allowance for doubtful accounts of $657,734 and $739,478 as of December 31, 2008 and June 30, 2009, respectively	10,530,638	10,825,961
Other receivables	12,995,507	13,349,580
Inventory, net	3,110,731	4,237,261
Deposits on LNG trucks	6,197,746	2,801,983
Prepaid expenses and other current assets	3,542,387	3,394,613
Total current assets	75,161,440	56,885,128
Land, property and equipment, net	160,593,665	166,403,562
Capital lease receivables	364,500	1,645,098
Notes receivable and other long-term assets	7,176,755	9,753,995
Investments in other entities	4,879,604	6,729,396
Goodwill	20,797,878	20,797,878
Intangible assets, net of accumulated amortization	21,400,558	25,781,822
Total assets	$290,374,400	$287,996,879
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$2,232,875	$2,870,373
Accounts payable	14,276,591	13,491,951
Accrued liabilities	10,253,454	9,408,505
Deferred revenue	1,060,582	1,048,510
Total current liabilities	27,823,502	26,819,339
Long-term debt and capital lease obligations, less current portion	22,850,927	24,529,247
Other long-term liabilities	2,297,446	17,854,528
Total liabilities	52,971,875	69,203,114
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 99,000,000 shares; issued and outstanding 50,238,212 shares and 50,255,212 shares at December 31, 2008 and June 30, 2009, respectively	5,024	5,026
Additional paid-in capital	346,466,999	343,775,876
Accumulated deficit	(113,549,257)	(129,032,223)
Accumulated other comprehensive income	853,837	929,844
Total stockholders’ equity of Clean Energy Fuels Corp.	233,776,603	215,678,523
Noncontrolling interest in subsidiary	3,625,922	3,115,242
Total equity	237,402,525	218,793,765
Total liabilities and equity	$290,374,400	$287,996,879

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months and Six Months Ended

June 30, 2008 and 2009

Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009

Revenue:
Product revenues	$32,725,614	$24,827,576	$61,686,320	$53,209,857
Service revenues	1,087,367	3,042,455	2,074,018	4,908,318
Total revenues	33,812,981	27,870,031	63,760,338	58,118,175
Operating expenses:
Cost of sales:
Product cost of sales	28,316,620	15,164,592	50,478,217	36,416,458
Service cost of sales	297,410	1,039,899	549,489	1,432,282
Derivative (gain) loss	(5,706,981)	2,209,596	(5,706,981)	2,386,363
Selling, general and administrative	12,139,133	11,591,451	23,726,851	23,157,440
Depreciation and amortization	2,184,019	4,123,037	4,247,440	7,740,090
Total operating expenses	37,230,201	34,128,575	73,295,016	71,132,633
Operating loss	(3,417,220)	(6,258,544)	(9,534,678)	(13,014,458)
Interest income (expense), net	265,347	(59,538)	1,104,563	(92,076)
Other income (expense), net	1,622	(146,341)	39,978	(186,527)
Income (loss) from equity method investments	4,724	35,854	(140,322)	52,418
Loss before income taxes	(3,145,527)	(6,428,569)	(8,530,459)	(13,240,643)
Income tax expense	(56,203)	(72,963)	(99,970)	(140,850)
Net loss	(3,201,730)	(6,501,532)	(8,630,429)	(13,381,493)
Loss of noncontrolling interest in net income	—	124,766	—	510,680
Net loss attributable to Clean Energy Fuels Corp.	$(3,201,730)	$(6,376,766)	$(8,630,429)	$(12,870,813)

Loss per share attributable to Clean Energy Fuels Corp.
Basic	$(0.07)	$(0.13)	$(0.19)	$(0.26)
Diluted	$(0.07)	$(0.13)	$(0.19)	$(0.26)

Weighted average common shares outstanding
Basic	44,300,309	50,247,366	44,291,401	50,242,814
Diluted	44,300,309	50,247,366	44,291,401	50,242,814

Included in net loss are the following amounts (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Construction Revenues	0.4	0.1	0.4	5.2
Construction Cost of Sales	(0.2)	—	(0.2)	(4.6)
Fuel Tax Credits	4.4	4.0	9.1	8.1
Stock Option Expense, Net of Tax Benefits	(2.6)	(3.5)	(5.1)	(7.0)